                         SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
       Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [ x ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement   [   ] Confidential, for Use
                                           of the Commission Only
                                           (as permitted by Rule
                                           14a-6(e)(2))
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c)
       or Rule 14a-12

                        ENVIRODYNE INDUSTRIES, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


            ------------------------------------------------
               (Name of Person(s) Filing Proxy Statement,
                      if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[ x ]  No fee required
[   ]  Fee computed on table below per Exchange Act
       Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

           ------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

           ------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           ------------------------------------------------------
       5)  Total fee paid:

           ------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by
       Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

       1)  Amount Previously Paid:

           --------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

           --------------------------------------------
       3)  Filing Party:

           --------------------------------------------
       4)  Date Filed:

           --------------------------------------------

                    ENVIRODYNE INDUSTRIES, INC.
                       6855 W. 65th Street
                     Chicago, Illinois 60638

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 27, 1998

To the Stockholders of Envirodyne Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Envirodyne Industries, Inc., a Delaware corporation ("Envirodyne" or the "Company"), will be held on Thursday, August 27, 1998, at 9:00 a.m. local time, at the Oak Brook Hills Resort & Conference Center, Court F, 3500 Midwest Road, Oak Brook, Illinois, for the following purposes:

     (1)     To elect six (6) directors to serve until the 1999
Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     (2)     To ratify the appointment of PricewaterhouseCoopers
LLP as the Company's independent accountants for the fiscal year ending December 31, 1998;

     (3) To vote upon a stockholder proposal set forth in the accompanying Proxy Statement; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company has set the close of business on June 29, 1998 as the record date (the "Record Date") for the Annual Meeting. Only holders of Envirodyne's common stock, $.01 par value, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed following the Record Date. For a period of ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company's offices, during normal business hours, by any Envirodyne stockholder for any purpose germane to the Annual Meeting.

     It is important that your shares be voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you so choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

                              By order of the Board of Directors,


                               Stephen M. Schuster
                               Vice President, General Counsel
                                 and Secretary
Chicago, Illinois
July 20, 1998

                 ENVIRODYNE INDUSTRIES, INC.
                     6855 W. 65th Street
                   Chicago, Illinois 60638

------------------------------------------------------------

                       PROXY STATEMENT

-------------------------------------------------------------

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Envirodyne Industries, Inc., a Delaware corporation ("Envirodyne" or the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Thursday, August 27, 1998, at 9:00 a.m. local time, at the Oak Brook Hills Resort & Conference Center, Court F, 3500 Midwest Road, Oak Brook, Illinois. This Proxy Statement and the accompanying proxy card will be mailed to the holders of Envirodyne's common stock, $.01 par value (the "Common Stock"), on or about July 20, 1998.

     Stockholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of six (6) directors to serve until the 1999 Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1998, (iii) a stockholder proposal as set forth herein, and (iv) such other business as may properly come before the Annual Meeting.

                VOTING RIGHTS AND QUORUM

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on June 29, 1998 (the "Record Date"). Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 14,836,444 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting.

     In the election of directors, each share of Common Stock is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Nominees for director receiving the affirmative vote of a plurality of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting will be elected as directors. For all matters except the election of directors, each share of Common Stock is entitled to one vote. The affirmative vote of a majority of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for each of the other matters submitted to the stockholders for approval or ratification. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange rules because the broker has not received instructions from the customer for whose account the shares are held. Abstentions, directions to withhold authority and broker non-votes will be treated as present for determining a quorum. Abstentions, directions to withhold authority and broker non-votes will have no effect on the election of directors. On all other matters, abstentions will have the effect of a negative vote, and broker non-votes will have no effect.

                     PROXY SOLICITATION

     This proxy solicitation is being made by and on behalf of the Board of Directors. The cost of soliciting proxies and preparing the proxy materials will be borne by the Company. The Company has retained the services of Morrow & Co., Inc. ("Morrow") to assist it in soliciting proxies for a fee of approximately $3,500 plus reimbursement of out-of-pocket expenses. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material.

     The Board of Directors has selected F. Edward Gustafson and Stephen M. Schuster to act as proxies, with full power of substitution. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the six (6) director nominees listed below, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1998 and FOR the approval of the stockholder proposal set forth herein. As to any other business which may properly come before the Annual Meeting, the persons designated as proxies on the enclosed proxy card will vote in accordance with their judgment on such matters. Any stockholder executing a proxy may revoke the proxy at any time before it is voted by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. Any stockholder may attend the Annual Meeting and vote in person whether or not the stockholder has previously given a proxy.

                     ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors for a term expiring at the Annual Meeting of Stockholders in 1999. If any nominee is not available for election at the Annual Meeting, the proxies will be voted for an alternate selected by the Board of Directors (unless authority is withheld), or the Board of Directors may elect not to fill the vacancy and reduce the number of directors. The Board of Directors believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected.

     Nominees for Directors. The following sets forth information
     ----------------------
with respect to nominees for election as directors at the Annual Meeting.

     Name               Age          Principal Occupation
   ---------           -----   -----------------------------------
Robert N. Dangremond     55    Mr. Dangremond has been a principal
                               with Jay Alix & Associates, a
                               consulting and accounting firm
                               specializing in corporate
                               restructurings and turnaround
                               activities, since August 1989. Since
                               June 1998, Mr. Dangremond has served
                               as Restructuring Officer of Zenith
                               Electronics Corporation, a
                               manufacturer of televisions
                               ("Zenith"). From December 1997 to
                               June 1998, Mr. Dangremond held the
                               position of Chief Financial Officer
                               of Zenith. From August 1995 to
                               January 1998, Mr. Dangremond held
                               the positions of interim Chief
                               Executive Officer and President of
                               Forstmann & Company, Inc.
                               ("Forstmann"), a producer of
                               clothing fabrics.  Mr. Dangremond
                               was Chairman of the Board, President
                               and Chief Executive Officer of AM
                               International, Inc. ("AMI"), a
                               provider of graphics arts equipment,
                               supplies and services, from February
                               1993 to September 1994. Mr.
                               Dangremond is also a director of
                               AMI. Mr. Dangremond has served as a
                               director of the Company since 1993.

                               Mr. Dangremond's appointments as
                               Restructuring Officer and Chief
                               Financial Officer of Zenith, as
                               interim Chief Executive Officer and
                               President of Forstmann and as
                               Chairman of the Board, President and
                               Chief Executive Officer of AMI, were
                               made in connection with turnaround
                               consulting services provided by Jay
                               Alix & Associates. On May 17, 1993,
                               AMI filed a petition under Chapter
                               11 of the United States Bankruptcy
                               Code (the "Bankruptcy Code"), and on
                               September 29, 1993, a plan of
                               reorganization was confirmed with
                               respect to AMI. On September 22,
                               1995, Forstmann filed a petition
                               under Chapter 11 of the Bankruptcy
                               Code. In July 1997, Forstmann
                               consummated a plan of reorganization
                               and emerged from bankruptcy.

     Name               Age          Principal Occupation
   ---------           -----   -----------------------------------
Avram A. Glazer          37     Mr. Glazer has served as the
                                President and Chief Executive
                                Officer of Zapata Corporation, a
                                marine protein, food service and
                                Internet properties company, since
                                March 1995 and as Chairman of the
                                Board of Omega Protein Corporation
                                ("Omega"), a marine protein
                                company, since January 1998. Prior
                                to that time, Mr. Glazer was
                                employed by, and worked on behalf
                                of, Malcolm I. Glazer and a number
                                of entities owned and controlled by
                                Malcolm I. Glazer. Mr. Glazer
                                served as Vice President of First
                                Allied Corporation ("First
                                Allied"), an investment company,
                                from 1985 through 1995. He is a
                                director of Zapata Corporation,
                                Omega and Specialty Equipment
                                Companies, Inc. ("Specialty"), a
                                food services equipment
                                manufacturer. Avram A. Glazer is
                                the son of Malcolm I. Glazer.

Malcolm I. Glazer        69     Mr. Glazer has been a self-employed
                                private investor, whose diversified
                                portfolio consists of investments
                                in television broadcasting,
                                restaurant equipment, food services
                                equipment, health care, banking,
                                real estate, stocks, government
                                securities and corporate bonds, for
                                more than the past five (5) years.
                                He is also the owner of the Tampa
                                Bay Buccaneers, a National Football
                                League franchise. Mr. Glazer has
                                been President and Chief Executive
                                Officer of First Allied since 1984.
                                He is the Chairman of the Board of
                                Directors of Zapata Corporation. He
                                is also a director of Specialty and
                                Omega. Malcolm I. Glazer is the
                                father of Avram A. Glazer.

     Name               Age          Principal Occupation
   ---------           -----   -----------------------------------
F. Edward Gustafson      56     Mr. Gustafson has been Chairman of
                                the Board, President and Chief
                                Executive Officer of the Company
                                since March 1996 and a director of
                                the Company since 1993. Mr.
                                Gustafson has also been the
                                President and Chief Executive
                                Officer of Viskase Corporation, a
                                wholly owned subsidiary of the
                                Company, since June 1998. Mr.
                                Gustafson was Executive Vice
                                President and Chief Operating
                                Officer of the Company from May
                                1989 to March 1996 and President of
                                Viskase Corporation from February
                                1990 to August 1994. Mr. Gustafson
                                has also served as Executive Vice
                                President and Chief Operating
                                Officer of D.P. Kelly & Associates,
                                L.P., a management services and
                                private investment firm, since
                                November 1988.

                                On January 7, 1993, Envirodyne and
                                its major domestic subsidiaries
                                filed petitions under Chapter 11 of
                                the Bankruptcy Code. On December
                                31, 1993, Envirodyne and the debtor
                                subsidiaries consummated a plan of
                                reorganization and emerged from
                                bankruptcy. Mr. Gustafson is
                                Executive Vice President of Emerald
                                Acquisition Corporation
                                ("Emerald"), the former parent
                                company of Envirodyne. On August
                                20, 1993, Emerald filed a petition
                                under Chapter 11 of the Bankruptcy
                                Code. In March 1998, the bankruptcy
                                petition was dismissed by the
                                Bankruptcy Court.

Gregory R. Page          46     Mr. Page has been President of the
                                Red Meat Group of Cargill, Inc.
                                ("Cargill"), a multinational trader
                                and processor of foodstuffs and
                                other commodities, since August
                                1995. From 1994 to August 1995, Mr.
                                Page was President of Cargill's
                                Worldwide Beef Operations. From
                                1992 to 1994, Mr. Page was
                                President of Cargill's North
                                American Beef Operations. Mr. Page
                                has served as a director of the
                                Company since 1993.

     Name               Age          Principal Occupation
   ---------           -----   -----------------------------------
Mark D. Senkpiel         46     Mr. Senkpiel has been Senior Vice
                                President of Trust Company of the
                                West, an investment management
                                firm, since January 1996.
                                Previously, Mr. Senkpiel was for
                                more than five (5) years Investment
                                Director of the Investment
                                Management Division of Allstate
                                Corporation, a property, liability
                                and life insurance company. Mr.
                                Senkpiel has served as a director
                                of the Company since 1993.

     Pursuant to a letter agreement, dated July 9, 1998, between the Company, Zapata Corporation and Messrs. Glazer and Glazer, the Board of Directors of the Company agreed to use its reasonable efforts to elect Messrs. Glazer and Glazer to the Board of Directors at the Annual Meeting and Zapata Corporation and Messrs. Glazer and Glazer each agreed, until the earlier of one (1) year from the date of the letter agreement or the date on which Zapata Corporation owns more than 50% of the then outstanding shares of Common Stock, (i) to cause all shares of Common Stock beneficially owned by it or them to be voted for the director candidates nominated by the Board of Directors (assuming such candidates include Messrs. Glazer and Glazer) and (ii) not to take any action to change the membership of the Board of Directors.

     The Board of Directors recommends a vote FOR the election of
     ------------------------------------------------------------
each of the nominees listed above, and each proxy will be voted
---------------------------------------------------------------
FOR such nominees (unless the stockholder executing such proxy
--------------------------------------------------------------
has withheld authority).
-----------------------

    MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
    -----------------------------------------------------

     In fiscal year 1997, the Board of Directors met eight (8) times. Also during fiscal year 1997, the Audit Committee met once, the Compensation and Nominating Committee met three (3) times and the Interested Person Transaction Committee met three
(3) times. Each director participated in at least 75% of the total number of such meetings of the Board of Directors and meetings of committees of the Board of Directors on which he served.

     The Board of Directors has established the following standing committees:

     Audit Committee. The principal responsibilities of the Audit
     ---------------
Committee are to review and recommend to the Board of Directors the selection of the Company's independent accountants; to review with the independent accountants the scope and results of the annual audit engagement and the system of internal accounting controls; and to direct and supervise special audit inquiries. The current members of the Audit Committee are Mark D. Senkpiel, Chairman and Gregory R. Page.

     Compensation and Nominating Committee. The principal
     -------------------------------------
responsibilities and authority of the Compensation and Nominating Committee are to review and approve certain matters involving executive compensation; to review and approve grants of stock options and stock appreciation rights under the Company's stock option plan; to review and recommend adoption of or revisions to compensation plans and policies; and to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, including stockholder nominations, and such other related matters as the Board of Directors may request from time to time. The Compensation and Nominating Committee will consider nominees recommended by the Company's stockholders. Any such recommendation should be addressed to: Corporate Secretary, Envirodyne Industries, Inc., 6855 W. 65th Street, Chicago, Illinois 60638. See "Stockholder Proposals for 1999 Annual Meeting" for procedures with respect to nominations by stockholders. The current members of the Compensation and Nominating Committee are Robert N. Dangremond, Chairman, and Gregory R. Page.

     Interested Person Transaction Committee.  The principal
     ---------------------------------------
responsibilities of the Interested Person Transaction Committee are to review and evaluate any transaction with an "Interested Person" (as defined in the Company's Amended and Restated By-
Laws) and make a recommendation as to what action, if any, should be taken by the Board of Directors with respect to such transaction. The current members of the Interested Person Transaction Committee are Robert N. Dangremond, Chairman, Gregory
R. Page and Mark D. Senkpiel.

     The Board of Directors may from time to time establish other committees to assist it in the discharge of its responsibilities.

                          SECURITY OWNERSHIP
                          ------------------

     The following table sets forth the beneficial ownership of Common Stock as of June 30, 1998 of (a) each person or group of persons known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each executive officer of the Company listed in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company.

     Name and Address of                             Number of Shares           Percent
     Beneficial Owner                              Beneficially Owned (1)     of Class (1)
     -----------------------------------           -----------------------    ------------
     Malcolm I. Glazer...............................   5,887,581 (2)              39.67%
     1482 South Ocean Boulevard
     Palm Beach, Florida 33480

     Zapata Corporation..............................   5,877,304                  39.60%
     P.O. Box 4240
     Houston, Texas 77210

     Donald P. Kelly.................................   2,194,501 (3)(4)           14.66%
     701 Harger Road, Suite 190
     Oak Brook, Illinois 60638

     F. Edward Gustafson.............................   1,608,853 (4)(5)           10.80%
     6855 W. 65th Street
     Chicago, Illinois 60638

     Volk Enterprises, Inc...........................   1,300,000                   8.76%
     1230-1232 South Avenue
     Turlock, California 95380

     Elliott Associates, L.P.........................   1,136,950 (6)               7.66%
     Martley International, Inc.
     Westgate International, L.P.
     712 Fifth Avenue, 36th Floor
     New York, New York 10019

     Robert N. Dangremond............................       21,919 (6)                *

     Gordon S. Donovan...............................       49,851 (7)                *

     Avram A. Glazer.................................       10,277                    *

     Gregory R. Page.................................       21,149 (6)                *

     Stephen M. Schuster.............................       99,029 (8)                *

     Mark D. Senkpiel................................       35,894 (6)(9)             *

     All directors and executive officers of the
     Company as a group (7 persons)...............       1,836,695 (10)             12.27%
_________________________

*  Less than 1%.

(1) Beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. Accordingly, the "Number of Shares Beneficially Owned" and the "Percent of Class" shown for each person listed in the table are based on the assumption that both stock options which are exercisable currently or within 60 days of June 30, 1998 and warrants to purchase Common Stock ("Warrants") which are all currently exercisable, held by such person, have been exercised. Unless otherwise indicated, the persons listed in the table have sole voting and investment power over those securities listed for such person.

(2) The ownership indicated includes 5,877,304 shares owned by Zapata Corporation ("Zapata"), which shares may be deemed to be beneficially owned by Mr. Glazer because Mr. Glazer is the Chairman of the Board of Zapata and may be deemed to be a controlling stockholder of Zapata. Mr. Glazer disclaims beneficial ownership of such shares.

(3) The ownership indicated includes Warrants to purchase 119,809 shares owned by Mr. Kelly.

(4) The ownership indicated includes 70,287 shares and Warrants to purchase 4,405 shares owned by D.P. Kelly & Associates, L.P. ("DPK"), of which Mr. Kelly and Mr. Gustafson are principals and officers. The general partner of DPK is C&G Management Company, Inc. ("C&G Management"), which is owned by Mr. Kelly and Mr. Gustafson. The ownership indicated also includes 1,300,000 shares owned by Volk Enterprises, Inc. ("Volk"). Volk is controlled by Volk Holdings L.P., whose general partner is Wexford Partners I L.P. ("Wexford Partners"). The general partner of Wexford Partners is Wexford Corporation, which is owned by Mr. Kelly and Mr. Gustafson. Mr. Kelly and Mr. Gustafson share voting and investment power over the shares and Warrants owned by DPK and Volk. However, Mr. Kelly and Mr. Gustafson each disclaim beneficial ownership of shares and Warrants owned by DPK and Volk except to the extent of their respective pecuniary interest in such entities.

(5) The ownership indicated includes 35,000 shares and 7,928 shares subject to stock options and Warrants, respectively, owned by Mr. Gustafson. The ownership indicated also includes 70,619 shares and Warrants to purchase 4,405 shares owned by Mr. Gustafson's spouse. Mr. Gustafson does not have or share voting or investment power over the shares and Warrants owned by his spouse and disclaims beneficial ownership of such shares and Warrants.

(6) The ownership indicated includes 4,000 shares subject to stock options owned by each non-employee director.

(7) The ownership indicated includes 35,000 shares subject to stock options owned by Mr. Donovan, 3,000 shares owned jointly by Mr. Donovan and his spouse, with whom Mr. Donovan shares voting and investment power over such shares, and 1,000 shares owned by Mr. Donovan's spouse. Mr. Donovan does not have or share voting power over the 1,000 shares owned by his spouse but shares investment power over those shares with his spouse. Mr. Donovan disclaims beneficial ownership of such shares.

(8) The ownership indicated includes 38,166 shares subject to stock options owned by Mr. Schuster and 20,104 shares owned by Mr. Schuster's spouse. Mr. Schuster does not have or share voting or investment power over the shares owned by his spouse and disclaims beneficial ownership of such shares.

(9)     The ownership indicated includes 3,000 shares held by Mr.
        Senkpiel as custodian for accounts of his minor children under the Uniform Gifts to Minors Act. Mr. Senkpiel disclaims beneficial ownership of such shares.

(10)     See Footnotes (4), (5), (6), (7), (8) and (9).

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     -------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission, NASDAQ and the Company. Based upon a review of relevant filings and written representations from the Company's officers, directors, and persons who own more than 10% of the Company's Common Stock, the Company believes that all required filings by such persons with respect to the year ended December 25, 1997 have been made on a timely basis except that each of the following reporting persons failed to file one report each with respect to four transactions on a timely basis: Mr. Malcolm I. Glazer and Mr. Avram A. Glazer.

       COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
       ------------------------------------------------

     Compensation of Directors.  Each director who is not an officer of
     -------------------------
the Company received an annual retainer of $20,000 in 1997 and a fee of $1,000 for each attended meeting of the Board of Directors. Chairmen of committees (other than the Interested Person Transaction Committee) of the Board of Directors received an annual retainer of $1,500 in 1997. Directors also received a fee for each attended meeting of a committee of the Board of Directors (other than the Interested Person Transaction Committee) of $1,000 ($500 in the case of committee meetings occurring immediately before or after meetings of the full Board of Directors). Members of the Interested Person Transaction Committee received a fee of $20,000 in 1997. Directors who are officers of the Company do not receive compensation in their capacity as directors. Pursuant to Envirodyne Industries, Inc. 1993 Stock Option Plan, as amended, on the date of the 1997 Annual Meeting of Stockholders, non-employee directors were granted a stock option to purchase 1,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. Pursuant to the Non-Employee Directors' Compensation Plan, non-employee directors may elect to receive their director fees in the form of shares of Common Stock. The number of shares received is based on the average of the closing bid and asked price of the Common Stock on the business day preceding the date the Common Stock is issued. All of the non-employee directors have elected to receive their director fees in the form of shares of Common Stock.

     Compensation Committee Interlocks and Insider Participation. The
     -----------------------------------------------------------
Compensation and Nominating Committee of the Board of Directors consists of Messrs. Dangremond and Page, each of whom is a non-employee director of the Company. Mr. Page is the President of the Red Meat Group of Cargill, Inc. In fiscal year 1997, Viskase Corporation, a wholly owned subsidiary of the Company, had sales of $21,825,000 made in the ordinary course to Cargill, Inc. and its affiliates.

     Summary of Cash and Certain Other Compensation of Executive
     -----------------------------------------------------------
Officers. The Summary Compensation Table below provides certain summary
--------
information concerning compensation by the Company for 1997, 1996 and 1995 for services rendered by the Company's Chief Executive Officer and each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1997.

                    SUMMARY COMPENSATION TABLE
                                                                                      Long-Term
                                           Annual Compensation                 Compensation Awards
                                 ----------------------------------------     ---------------------------
                                                          Other Annual          Restricted                    All Other
      Name and                   Salary     Bonus         Compensation         Stock Award       Options     Compensation
Principal Position       Year    ($)(1)     ($)(2)           ($)(3)               ($)(4)           (#)           ($)
----------------------   ----    ---------  --------     ---------------      --------------  ------------   -------------
F. Edward Gustafson      1997     465,231        --           48,786                --              --           18,517(5)
Chairman of the Board,   1996     435,692        --           69,662             126,875        145,000(6)       16,108
President and Chief      1995     390,000        --           67,772               --               --           12,472
Executive Officer

Stephen M. Schuster      1997     170,150     35,200           4,669               --               --            7,350(7)
Vice President, General  1996     163,325     43,894           6,259               --            22,900           7,096
Counsel and Secretary    1995     157,050     42,404          23,159               --               --            7,154

Gordon S. Donovan        1997     150,542     31,400           4,804               --               --            7,254(8)
Vice President, Chief    1996     134,042     31,776           3,035               --            19,500           5,664
Financial Officer,       1995     121,156     33,520              --               --            19,500           5,257
Treasurer and Assistant
Secretary

------------------------------------------------------

(1) The salary set forth above for Mr. Gustafson for 1996 does not include $193,000 paid to D.P. Kelly & Associates, L.P. under the Amended and Restated Management Services Agreement dated
        December 31, 1993. See "Certain Relationships and Related
        Transactions."

(2) Mr. Donovan's bonus for 1995 includes $6,250 earned under the Company's Long-Term Growth Plan ("LTGP") with respect to that fiscal year. Bonuses under the LTGP are determined based on the Company's overall financial performance for the fiscal year in which an award is made. Bonuses under the LTGP are paid at the conclusion of the second year following the year for which the bonus is earned and are subject to forfeiture if the participant's employment with the Company is terminated for any reason other than death, retirement or other specified circumstances prior to payment.

        (3) Pursuant to his Employment Agreement, dated March 27, 1996 (the "Employment Agreement"), in 1997, Mr. Gustafson received a cash payment of $30,000 in lieu of a Company automobile. In 1996, Mr. Gustafson had personal use of a Company automobile for a portion of the year and, pursuant to his Employment Agreement, was paid cash in lieu of a Company automobile for the remainder of the year, which use and cash payment was valued at $24,604. In 1995, Mr. Gustafson had personal use of a Company automobile at an aggregate incremental cost to the Company of $28,984. In addition, in 1996 and 1995 the Company paid country club dues on behalf of Mr. Gustafson in an amount equal to $38,054 and $12,062, respectively.

(4) Pursuant to his Employment Agreement, Mr. Gustafson was granted 35,000 restricted shares of the Company's Common Stock with a value of $126,875. Such shares are nontransferable and are subject to forfeiture until March 27, 1999. See "Employment Agreements and Change-in-Control Arrangements." The Company does not currently, and does not expect in the near future to, pay dividends on shares of its Common Stock. Neither Mr. Gustafson nor any of the other persons named in the Summary Compensation Table holds any other restricted shares of Common Stock.

(5) Includes $4,050 paid for life insurance, $4,581 contributed to the Envirodyne Retirement Income Plan and $9,886 contributed to the Envirodyne Parallel Non-Qualified Thrift Plan.

(6)     Pursuant to the terms and conditions of his Employment
        Agreement, no portion of this stock option grant to Mr.
        Gustafson became exercisable and this stock option terminated by its terms.

(7) Includes $419 paid for life insurance, $4,581 contributed to the Envirodyne Retirement Income Plan and $2,350 contributed to the Envirodyne Parallel Non-Qualified Thrift Plan.

(8) Includes $362 paid for life insurance, $4,073 contributed to the Envirodyne Retirement Income Plan and $2,819 contributed to the Envirodyne Parallel Non-Qualified Thrift Plan.

     Stock Option Exercises and Holdings. The following table provides
     -----------------------------------
information concerning the exercise of stock options during the fiscal year ended December 25, 1997 and the fiscal year-end value of stock options with respect to each of the persons named in the Summary Compensation Table.

Aggregated Option/SAR Exercises in 1997 and December 25, 1997 Option Values

                                                                 Number of
                                                                Securities           Value of
                                                                Underlying          Unexercised
                                                                Unexercised         In-the-Money
                              Shares                            Options at          Options at
                             Acquired            Value          12/25/97(#)         12/25/97($)
                            on Exercise         Realized       Exercisable/         Exercisable/
     Name                       (#)               ($)          Unexercisable        Unexercisable
-----------------------    -------------     -------------    ---------------     -----------------
F. Edward Gustafson....          --               --           11,666/58,334       40,831/204,169
Stephen M. Schuster....          --               --           30,483/15,267       64,309/40,076
Gordon S. Donovan......          --               --           26,000/13,000       54,844/34,125


          Employment Agreements and Change-in-Control Arrangements

     On March 27, 1996, the Company entered into an Employment Agreement with Mr. F. Edward Gustafson. The Employment Agreement was amended during 1997. Pursuant to the Employment Agreement, Mr. Gustafson has agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company, and the Company has agreed to use its best efforts to cause Mr. Gustafson to be elected as a director of the Company, during the term of the Agreement. The initial term of the Employment Agreement is three (3) years, provided, however, that on March 26, 1997 and each subsequent anniversary thereof, the term of the Employment Agreement will be automatically extended for a period of one
(1) year unless the Company or Mr. Gustafson gives written notice to the other at least thirty (30) days prior to the anniversary date that the term shall not be so extended.

     Under the Employment Agreement, Mr. Gustafson will receive an initial annual base salary of at least $450,000 and $30,000 per year in lieu of a Company-provided automobile. Mr. Gustafson's base salary will be increased by the Compensation and Nominating Committee of the Board of Directors each year in a manner consistent with increases in base salary for other senior officers of the Company. In addition, the Employment Agreement provides that with respect to the fiscal year ended December 25, 1997, Mr. Gustafson would be eligible to receive a bonus based on a percentage of his base salary depending on the Company's performance based on earnings before interest, taxes and depreciation and amortization ("EBITDA"). Because the Company did not achieve the minimum goal for EBITDA, Mr. Gustafson did not receive a bonus for fiscal year 1997. Mr. Gustafson will be eligible to receive an annual bonus for future fiscal years of the Company based on such financial performance or other performance-related criteria as established by the Compensation and Nominating Committee after consultation with Mr. Gustafson. Mr. Gustafson is also entitled to participate in any employee benefit plans in effect for, and to receive other fringe benefits provided to, other executive officers.

     Pursuant to and upon execution of the Employment Agreement, Mr. Gustafson was granted two (2) stock options, each to purchase 35,000 shares of Common Stock. One (1) stock option becomes exercisable in cumulative annual increments of one-third commencing on the first anniversary of the date of grant. The other stock option becomes exercisable in cumulative annual increments of one-third commencing on the second anniversary of the date of grant. In addition, Mr. Gustafson was granted a stock option to purchase up to 75,000 shares of Common Stock depending on the financial performance of the Company based on EBITDA for fiscal year 1996. The Company did not achieve the minimum goal for EBITDA. Therefore, no portion of this stock option became exercisable or will become exercisable in the future. Lastly, Mr. Gustafson was granted 35,000 restricted shares of Common Stock which may not be transferred, and are subject to forfeiture, until March 27, 1999.

     If Mr. Gustafson's employment is terminated by the Company for Cause, as defined in the Employment Agreement, or by Mr. Gustafson other than for Good Reason or Disability, as defined in the Employment Agreement, Mr. Gustafson will be paid all Accrued Compensation, as defined in the Employment Agreement, through the date of termination of employment. If Mr. Gustafson's employment with the Company is terminated by the Company for any reason other than for Cause, death or Disability, or by Mr. Gustafson for Good Reason, (i) Mr. Gustafson will be paid all Accrued Compensation plus 300% of his base salary (or 200% in the event that D.P. Kelly & Associates, L.P., or a company in which D.P. Kelly & Associates, L.P. has a substantial interest, is the beneficial owner of the Company following a Change of Control) and the prorated amount of annual bonus that would have been payable to Mr. Gustafson with respect to the fiscal year in which Mr. Gustafson's employment is terminated, provided that the performance targets have been actually achieved as of the date of termination (unless such termination of employment follows a Change in Control, as defined in the Agreement, in which case Mr. Gustafson will receive a bonus equal to 50% of his base salary regardless of the Company's performance), (ii) Mr. Gustafson will continue to receive life insurance, medical, dental and hospitalization benefits for a period of twenty-four (24) months following termination of employment, and (iii) all outstanding stock options and restricted shares of Common Stock will become immediately exercisable, vested and nonforfeitable.

     Pursuant to the Employment Agreement, Mr. Gustafson is generally prohibited during the term of the Agreement, and for a period of two (2) years thereafter, from competing with the Company, soliciting any customer of the Company or inducing or attempting to persuade any employee of the Company to terminate his or her employment with the Company in order to enter into competitive employment. For purposes of the Employment Agreement, the Company includes Envirodyne Industries, Inc. and any of its subsidiaries over which Mr. Gustafson exercised, directly or indirectly, any supervisory, management, fiscal or operating control during the term of the Employment Agreement.

     In May 1996, the Compensation and Nominating Committee of the Board of Directors approved the Envirodyne Industries, Inc. Severance Pay
Policy (the "Policy") and in March 1997 approved amendments to the Policy. The Policy covers all permanent, full-time, salaried executives and administrative personnel employed by the Company at its corporate office, including Mr. Gordon S. Donovan and Mr. Stephen M. Schuster. Mr. Donovan and Mr. Schuster are eligible for severance benefits as set forth in the Policy upon the occurrence of one of the following events
(an "Event"): (i) involuntary separation of employment from the Company for any reason other than death, disability or willful misconduct, (ii) voluntary separation of employment from the Company (a) following a reduction in base compensation or incentive bonus opportunity from that in effect on the day immediately before the effective date of a Change in Control, as defined in the Policy, or office consolidation or elimination, or (b) following a reduction in the person's principal responsibilities from those in effect on the day immediately before the effective date of a Change in Control, as defined in the Policy, or office consolidation or elimination. Upon the occurrence of an Event and subject to the Company obtaining a general release, Mr. Donovan and Mr. Schuster would receive severance pay equal to the equivalent to twenty-four (24) months' salary (at the highest annual rate in effect during the three-year period prior to separation of employment) plus a target bonus under the Management Incentive Plan in effect at the time of separation. In addition, Mr. Donovan and Mr. Schuster would continue to receive medical, life and dental insurance benefits in effect at the time of separation of employment for a period of time following such separation depending on form of payment of the severance pay elected
(e.g., lump sum or installment) and whether he is covered by another employer's plan. The Policy may be amended or terminated at any time by the Company except that in the event that a Change in Control or elimination or consolidation of all of part of the corporate office occurs during the term of the Policy, the Policy will be automatically extended for a period of twenty-four (24) months following the effective date of the Change in Control or office consolidation or elimination.

         REPORT OF THE COMPENSATION AND NOMINATING
           COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee (the "Committee") of the Board of Directors of the Company is composed of two (2) directors, neither of whom is an officer or employee of the Company, its subsidiaries or affiliates.

General Policy
--------------
     The Company's compensation program is intended to promote the interests of the Company by attracting and retaining highly qualified key employees and providing such key employees with incentives and rewards to encourage superior performance and continued employment with the Company. During 1997, the Company's compensation program consisted of two (2) components: base salary and annual bonus.

Base Salary
-----------
     The base salaries of the Company's executive officers are reviewed and, if appropriate, adjusted on an annual basis. The base salaries of executive officers, other than the Chief Executive Officer, are determined by the Chief Executive Officer after consultation with the Vice President, Human Resources. During 1997, Mr. Donovan was promoted to Chief Financial Officer. Mr. Donovan's annual salary was increased to reflect his increased responsibilities as well as to reflect personal performance and contribution to the Company. Mr. Schuster's annual salary was also increased to reflect his personal performance and contribution to the Company, In addition, compensation survey information obtained from Towers Perrin, as executive compensation consultant, with respect to consumer nondurable product companies (some of which are included in the peer group used by the Company in constructing its Performance Graph included in this Proxy Statement) was reviewed by the Chief Executive Officer in adjusting each executive officer's base salary. The Company believes that its executive officers' total compensation is at approximately the median of total compensation when compared to other nondurable product companies.

Annual Bonus
------------
     In 1997 executive officers of the Company (other than Mr. Gustafson) participated in the Management Incentive Plan ("MIP") pursuant to which they were granted an annual bonus based primarily on the financial performance of the Company and secondarily on personal performance. At the beginning of the 1997 fiscal year, the Committee, based on the recommendation of the Chief Executive Officer and the Vice President, Human Resources, of the Company, established target and maximum financial performance goals with respect to the Company's Operating Income, Operating Cash Flow and Return on Net Managed Assets and the bonus opportunity, stated as a percentage of base salary, that each executive could earn under the MIP. In addition, personal performance goals were jointly established by the executive officer and the Chief Executive Officer and a bonus opportunity, stated as a percentage of base salary was established.

     The Company did not meet its target goals for Operating Income, Operating Cash Flow or Return on Net Managed Assets. However, based on the recommendation of the Chief Executive Officer, the Committee determined that each of the executive officers achieved his primary personal performance goals. Accordingly, Mr. Donovan and Mr. Schuster each earned a portion of his respective bonus opportunity.

Chief Executive Officer Compensation
------------------------------------
     Mr. Gustafson serves as President, Chief Executive Officer and Chairman of the Board of the Company pursuant to his Employment Agreement with the Company. For a description of the terms and conditions of the Employment Agreement, see "Employment Agreements and Change-in-Control Arrangements." Mr. Gustafson's base salary and annual bonus for 1997 were established in accordance with the terms and conditions set forth in the Employment Agreement. The Company did not achieve the minimum goal for EBITDA set forth in the Employment Agreement, and Mr. Gustafson therefore did not receive an annual bonus for 1997. The Committee believes that Mr. Gustafson's base salary under the Employment Agreement is reasonable in light of his personal performance, responsibilities and his continued contribution to the Company.

Policy Regarding Section 162(m)
-------------------------------
     The Company has not adopted a policy regarding the $1 million limitation on the deductibility of certain executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended. The current compensation of the Company's executive officers falls significantly below the $1 million deduction limit.
                              Compensation and Nominating Committee

                              Robert N. Dangremond (Chairman)
                              Gregory R. Page

PERFORMANCE GRAPH
-----------------
     Set forth below is a graph comparing the annual change in the cumulative total stockholder return of the Common Stock against the cumulative total return of the NASDAQ Non-Financial Services Index and a peer group of plastic film manufacturing or food packaging companies consisting of A.E.P. Industries, Inc., Atlantis Group, Inc., Ball Corporation, Bemis Company, Inc., Carlisle Plastics Inc. (through September 9, 1996), Liqui-Box Corp., Sealed Air Corp. and Sealright Co., Inc. for the period commencing January 4, 1994, the first trading date of the Common Stock which was distributed to the stockholders pursuant to Envirodyne's Plan of Reorganization on December 31, 1993, and ending December 31, 1997. The graph assumes an investment of $100 on January 4, 1994 and the reinvestment of dividends and other distributions to stockholders.


                         [GRAPH]


                         CUMULATIVE TOTAL RETURN
         BASED ON REINVESTMENT OF $100 BEGINNING JANUARY 4, 1994

                              Jan. 4, '94      Dec. '94     Dec. '95     Dec. '96    Dec. '97
                              -----------      --------     --------     --------    --------
Envirodyne Industries, Inc.       $100           $ 39          $ 33         $53         $66

NASDAQ Non-Financial
   Companies Index                $100           $ 96          $134        $163        $191

Peer Group Index                  $100           $109          $120        $166        $211

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1997, the Company purchased products in the ordinary course and on arm's-length terms from affiliates of D.P. Kelly & Associates, L.P. ("DPK") in the amount of $187,000. In addition, during fiscal 1997, the Company sublet office space from DPK for which it paid $133,000 in rent. The rent is comparable to that which would be charged to a nonaffiliated company for use of this office space. Donald P. Kelly, a beneficial owner of greater than 5% of the outstanding shares of Common Stock, and Mr. Gustafson, a beneficial owner of greater than 5% of the outstanding shares of Common Stock and the Chairman, Chief Executive Officer and President of the Company, are executive officers and limited partners of DPK.

     In fiscal 1997, Viskase Corporation, a wholly owned subsidiary of the Company, had sales of $21,825,000 to Cargill, Inc. and its affiliates, which sales were made in the ordinary course of business. Gregory R. Page, President of the Red Meat Group of
Cargill, Inc., is a director of the Company.


                INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP has been appointed by the Board of Directors as the Company's independent accountants for the fiscal year ending December 31, 1998. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends that the stockholders vote
     ------------------------------------------------------------
FOR the ratification of PricewaterhouseCoopers LLP as the Company's
-------------------------------------------------------------------
independent accountants for the fiscal year ending December 31,
---------------------------------------------------------------
1998.
-----

                       STOCKHOLDER PROPOSAL

     Martin Glotzer, 7061 North Kedzie Avenue, Suite 301, Chicago, Illinois 60615, beneficial owner of 300 shares of the Company's
Common Stock, has given notice of his intention to introduce the following resolution at the annual meeting:

      "RESOLVED: that the stockholders of Envirodyne Industries, Inc. assembled in Annual Meeting in person and by proxy, hereby request that the Board
      of Directors take the needed steps to change the name
      of the Company to Viskase Corporation or any other name
                        -------------------
      that better describes the present business activities of
      the Company."

Supporting Statement of Proponent
---------------------------------
     "In a celebrity conscious world, brand names, even aging ones, still have a great deal of prestige, and I believe one can do well exploiting consumers' fondness for the familiar.

     The passage of this resolution I believe will increase shareholders' values.

     If you agree, please mark your proxy or ballot in favor of this resolution in the appropriate manner, otherwise your vote will automatically be cast against it."

Statement of the Board of Directors
-----------------------------------
     The Board of Directors agrees that the name of the Company does not appropriately reflect the current business of the Company. However, the Board of Directors does not believe it would be appropriate to change the name of the Company to "Viskase Corporation." The Company currently has a subsidiary named "Viskase Corporation," which has generated goodwill and recognition among its customers. If the Company were to change its name to "Viskase Corporation," it would require the subsidiary already named "Viskase Corporation" to change its name and cause confusion in the marketplace. Accordingly, the Board of Directors recommends approval of the stockholder proposal but intends to change the name of the Company to "Viskase Companies, Inc." rather than "Viskase Corporation." The Board of Directors intends to effect the name change through a statutory merger of the Company with a wholly owned subsidiary of the Company.

     The Board of Directors recommends that the stockholders vote
     ------------------------------------------------------------
FOR the stockholder proposal.
----------------------------

         STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING
         ---------------------------------------------

     The Company intends to hold its 1999 Annual Meeting of Stockholders in May 1999, consistent with past practice. Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Securities and Exchange Commission. Stockholders are encouraged to submit such proposals to the Company not later than December 9, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Envirodyne Industries, Inc., 6855 W. 65th Street, Chicago, Illinois 60638. In addition, the Amended and Restated By-Laws of the Company (the "By-Laws") provide that any stockholder of record wishing to nominate a person for election as director or to bring any other business before an annual meeting of stockholders must provide to the Secretary of Envirodyne notice of such nomination or other business to be brought, in the proper written form specified in the By-Laws, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Any stockholder desiring a copy of the By-Laws will be furnished one without charge upon request to the Corporate Secretary.

                   1997 ANNUAL REPORT ON FORM 10-K
                   -------------------------------

     A copy of the Company's 1997 Annual Report on Form 10-K (the "Form 10-K"), as filed with the Securities and Exchange Commission, is included as part of the Company's 1997 Annual Report which accompanies this Proxy Statement. Additional copies of the Form 10-K are available to stockholders without charge on request in writing to the following address: Envirodyne Industries, Inc., 6855
W. 65th Street, Chicago, Illinois 60638, Attention: Corporate
Secretary.

                  ENVIRODYNE INDUSTRIES, INC.
                  ---------------------------
Chicago, Illinois
July 20, 1998

                                  PROXY

                   ENVIRODYNE INDUSTRIES, INC.

                           6855 W. 65th Street
                         Chicago, Illinois 60638

                  Proxy Solicited by the Board of Directors
                   for the Annual Meeting of Stockholders
                             August 27, 1998

F. Edward Gustafson and Stephen M. Schuster, or either of them individually, and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Envirodyne Industries, Inc. owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held on August 27, 1998, or any adjournments or postponements thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated July 20, 1998. THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the meeting.)

/SEE REVERSE/    CONTINUED AND TO BE SIGNED ON    /SEE REVERSE/
/   SIDE    /            REVERSE SIDE             /   SIDE    /

/X/ Please mark your
    votes as in this
    example.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  IF
    NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

   1.  Election of Directors.                                                                      FOR    AGAINST   ABSTAIN
       Nominees:  Robert N. Dangremond, Avram A. Glazer,     2. Stockholder Proposal to Change    /   /    /   /     /  /
       Malcolm I. Glazer, F. Edward Gustafson,                  the Name of the Company
       Gregory R. Page, Mark D. Senkpiel
                                                             3. Ratification of election of       /   /    /   /     /  /
              /   /   FOR       /  /  WITHHELD                  PricewaterhouseCoopers LLP as
                      ALL             FROM ALL                  the Company's independent
                   NOMINEES           NOMINEES                  accountants for the 1998 fiscal
                                                                year.
       /  /
            ----------------------------------------
            For, except vote WITHHELD for the nominee(s)
            noted on the line above.                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /  /

                                                              PLEASE SIGN AND DATE AND RETURN IN ENCLOSED ENVELOPE.

                                                              Please sign exactly as your name appears. If acting as
                                                              attorney, executor, trustee or in representative capacity, sign name and indicate title. Joint owners should each
                                                              sign personally.

Signature:                               Date:                Signature:                          Date:
          ------------------------------      --------                   -----------------------        ------------